UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 29, 2025
AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431		95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
(909) 394-3600
Registrant's telephone number, including area code

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008		95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

630 East Foothill Blvd.	San Dimas	CA	91773-1212
(Address of Principal Executive Offices)			(Zip Code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American States Water Company Common Shares	AWR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On May 30, 2025, Golden State Water Company (“GSWC”) issued 3.65 common shares to its parent, American States Water Company (NYSE: AWR), in exchange for a contribution of $50 million. The proceeds were used to pay down outstanding borrowings under GSWC’s credit agreement. These shares were issued in a private placement and there were no underwriters discounts or commissions paid in connection with such issuance. GSWC issued the common shares upon the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On May 29, 2025, GSWC executed a note purchase agreement (“NPA”) for the issuance of unsecured private placement notes (the “Notes”) totaling $100,000,000. In connection with the transaction, GSWC issued (i) $75,000,000 aggregate principal amount of Series A Senior Notes at a coupon rate of 5.30% due May 29, 2032, and (ii) $25,000,000 aggregate principal amount of Series B Senior Notes at a coupon rate of 5.65% due May 29, 2037. GSWC used the proceeds from the issuance of the Notes to also pay down outstanding borrowings under GSWC’s credit agreement. Interest on the Notes will be payable semiannually on May 29 and November 29. The Notes are unsecured and will rank equally with GSWC’s unsecured and unsubordinated debt. GSWC may, at its option, redeem all or portions of the Notes at any time upon written notice, subject to payment of a make-whole premium based on 50 basis points above the applicable Treasury Yield. The NPA contains customary events of defaults, and the Notes may be accelerated if an event of default occurs.

Under the terms of these Notes, GSWC may not incur any additional indebtedness or pay any distributions to its parent, AWR, if after giving effect thereto, GSWC would have a total indebtedness to capitalization ratio of more than 0.6667:1.00. In addition, GSWC may not incur any additional indebtedness if, after giving effect thereto, it would have a total indebtedness to earnings before interest, taxes, depreciation and amortization ratio of greater than 8.00:1.00.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:
June 3, 2025	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:
June 3, 2025	/s/ Eva G. Tang
Eva G. Tang Senior Vice President-Finance, Chief Financial Officer and Secretary